Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2015, with respect to the financial statements and supplemental schedules included in the Annual Report of the Domino’s Pizza 401(k) Plan on Form 11-K for the year ended December 31, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Domino’s Pizza Inc. on Form S-8 (File Nos. 333-121830 effective January 4, 2005; and No. 333-161971, effective September 17, 2009).

/s/ Grant Thornton LLP

Southfield, Michigan
June 22, 2015